Exhibit 5.1

October 23, 2006

Moog Inc.

300 Jamison Road

East Aurora, New York 14052-0018

Ladies and Gentlemen:

                Re:  Offering of Class A Common Stock of Moog Inc.

                    We have acted as counsel to Moog Inc., a New York corporation (the “Company”), in connection with the preparation and registration of a registration statement on Form S-3 filed with the Securities and Exchange Commission (the “Commission”) on or about the date of this letter (the “Registration Statement”), pursuant to which the Company is registering under the Securities Act of 1933, as amended (the “Securities Act”), 445,725 shares (the “Shares”) of the Company’s Class A common stock, $1.00 par value, which may be sold by the selling shareholders named in the prospectus forming a part of the Registration Statement (the “Selling Stockholders”) from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

                    The opinions set forth in this letter are subject to the following limitations:

1.

We have examined such instruments, documents, certificates and records as we have deemed relevant and necessary as the basis of the opinions set forth in this letter.  In our examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures, (b) the conformity to the originals of all documents submitted to us as copies, (c) the truth, accuracy and completeness of the information, representations and warranties contained in such records, documents, instruments and certificates, (d) that the Registration Statement, and any amendments thereto (including post-effective amendments), are effective under the Securities Act and (e) that all of the Shares will be sold in compliance with applicable United States federal and state securities statutes, rules, regulations and other laws and in the manner stated in the Registration Statement.

2.

Any opinion set forth in this letter to the effect that any document is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, is qualified as being subject to (a) limitations imposed by bankruptcy, insolvency, reorganization, receivership, marshalling, arrangement, assignment for the benefit of creditors, fraudulent conveyance, moratorium and other statutes, rules, regulations and other laws relating to or affecting the rights and remedies of creditors generally, (b) applicable law and equitable principles that may limit rights to indemnification and contribution and (c) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether considered in a proceeding of equity or at law.

3.

We do not express any opinion other than the law of the State of New York and the federal law of the United States.

Moog Inc.

February 13, 2006

4.

Although the Shares may be sold by the Selling Shareholders pursuant to the Registration Statement on a delayed or continuous basis, this opinion is limited to the laws, including the rules and regulations thereunder, as in effect on the date hereof and is to be used in connection with the sale of the Shares only while the Registration Statement is in effect.

Subject to the qualifications set forth in this letter, it is our opinion that, when sold by the selling Shareholders pursuant to the Registration Statement (including any amendment or prospectus supplement relating thereto), and provided no stop order shall have been given by the Commission relating thereto, the Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement.  We also consent to the reference to our firm under the caption “Legal Matters” in the prospectus included within the Registration Statement.  In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

HODGSON RUSS LLP

By:	/s/ Robert J. Olivieri
Robert J. Olivieri